Exhibit 10.14

                       FIRST AMENDMENT TO CONTRACT OF SALE

     This AGREEMENT ("Agreement") is made as of the 1st day of February, 2007 between FRANK M. PELLICANE REALTY, LLC and PELICAN REALY, LLC, each as to a 50% interest, with offices at 2233 Nesconset Highway, Suite 206, Lake Grove, New York 11755 ("Seller") and GYRODYNE COMPANY OF AMERICA, INC., with offices at 1 Flowerfield, Suite 24, Saint James, New York 11780 ("Purchaser").

                                   WITNESSETH:
                                   -----------

     WHEREAS, Seller and Purchaser entered into a Contract of Sale ("Contract") dated the 12th day of October, 2006, for purposes of completing the sale of the premises known as 1-6,8,9, & 11 Medical Drive and 5380 Nesconset Highway, Port Jefferson, New York (collectively, the "Premises"); and

     WHEREAS, during Purchaser's due diligence investigation of the Premises, specifically the Phase II Environmental Site Assessment Report, certain contaminants were discovered in the on-site sanitary waste disposal systems and stormwater drywells of the Premises which require remediation by a qualified licensed remediation company ("Company") as detailed in a Phase II Environmental Site Assessment Report dated the 15th day of December, 2006 by FREUDENTHAL & ELKOWITZ CONSULTING GROUP, INC. ("Environmental Report").

     WHEREAS, the parties desire to modify certain provisions of the Contract as set forth below.

     NOW, THEREFORE, based on the mutual promises of the parties, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Seller shall be responsible for all costs associated with the remediation of the contaminated on-site sanitary waste disposal systems and stormwater drywells at the Premises, as outlined in the Environmental Report. The remediation of the Premises shall be performed pursuant to all State and Local governmental regulations and the Seller shall have the right to engage a Company of its choice to complete the required work and agrees to do so within ten (10) days from the date of this Agreement. Upon completion of all necessary work, Seller shall provide Purchaser with a "No Further Action Letter" from the Department of Health Services, County of Suffolk or other similar documentation evidencing that the remediation has been satisfactorily completed.

     2. The parties agree that the payments due to the Company engaged by the Seller to perform the work for the above remediation shall be structured as follows: Seller shall pay all costs to complete all required work and remediation of the Premises up to $56,000.00 prior to Closing. If the cost to complete the remediation of the Premises exceeds $56,000.00, the Purchaser agrees to advance to Seller that portion of the remaining cost as the Company shall require to be paid prior to the Closing. Purchaser shall advance such funds upon three
          (3) business days' written demand from Seller, enclosing the invoice of the Company, by check of Purchaser payable to the Company. In exchange for such payment, Seller deliver to Purchaser a Demand Note and Mortgage in the amount of said advance, which Demand Note shall be due and payable at Closing in the form of an adjustment to the Purchase Price. In the event that the Contract is terminated, then the Demand Note shall be payable upon five (5) days written demand by Purchaser to Seller. Furthermore, the parties agree that said Mortgage shall be held in escrow by the Purchaser's attorney and not recorded unless the Contract is terminated AND the Seller does not remit payment in full of said Demand Note within five (5) days of receipt of written notice for same. In the event of default in payment of the Demand Note, same shall bear interest at the rate of ten percent (10%) per annum from the date when payment became due.

     3. Purchaser and Seller agree that the Closing shall take place on or before fifteen (15) days from the date the remediation is completed (which shall be deemed to be the date of the delivery to Purchaser of the No Further Action Letter) at the offices of Astoria Federal Savings and Loan Association, 2000 Marcus Avenue, Lake Success, New York 11042.

     4. The parties agree that Purchaser's right to terminate the Contract under Section 36 thereof has expired; and this Contract shall remain in full force and effect and the Deposit shall become non-refundable except in the event of the Seller's default or as set forth in the Contract.

     5. Except as amended by this Agreement, the Contract is unmodified and is in full force and effect and is hereby ratified and confirmed in all respects.

     6. This Agreement may not be amended, further modified, supplemented or terminated unless same is in writing and executed by the Purchaser and Seller.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first written above.

SELLER:
PELICAN REALTY, LLC

/s/ Vincent J. Pellicane
----------------------------------------
BY: VINCENT J. PELLICANE, MEMBER


FRANK M. PELLICANE REALTY, LLC

/s/ Theodora Pellicane
----------------------------------------
BY: THEODORA PELLICANE, AS EXECUTRIX OF
THE ESTATE OF FRANK M. PELLICANE, MEMBER


PURCHASER:
GYRODYNE COMPANY OF AMERICA, INC.

/s/ Stephen V. Maroney
----------------------------------------
STEPHEN V. MARONEY, PRESIDENT